Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2006

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended March 31, 2006:

      Net income                                                      $      47
      Add: Depreciation charged to net income not
           affecting cash available for distribution                          9

      Less: Cash to reserves                                                (56)
                                                                      ---------

      Cash Available for Distribution                                 $      --
                                                                      =========
      Distributions Allocated to General Partners                     $      --
                                                                      =========
      Distributions Allocated to Limited Partners                     $      --
                                                                      =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2006:

          Entity Receiving                                Form of
            Compensation                                Compensation                                Amount
      ------------------------------        -------------------------------------------           ---------
      Winthrop
      Management LLC                        Property Management Fees                              $   1,000

      WFC Realty Co., Inc.
      (Initial Limited Partner)             Interest in Cash Available for Distribution           $      --

      One Winthrop Properties, Inc.
      (General Partner)                     Interest in Cash Available for Distribution           $      --

      Linnaeus-Hampshire Realty
      Limited Partnership
      (General Partner)                     Interest in Cash Available for Distribution           $      --

      Quadrangle Associates I, LLC
      (Limited Partner)                     Interest in Cash Available for Distribution           $      --

      Londonderry Holdings LLC
      (Limited Partner)                     Interest in Cash Available for Distribution           $      --


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